EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 (No. 333-12987) of NGC Corporation of our report on Accord Energy Limited dated March 14, 1996, which appears on pages 1 - 18 of Item 8 of NGC Corporation's 1995 Annual Report on Form 10-K/A. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PRICE WATERHOUSE
    PRICE WATERHOUSE
    CHARTERED ACCOUNTANTS AND REGISTERED AUDITORS

London, England
October 4, 1996